THIRD ADDENDUM TO SUPPLIER AGREEMENT

This THIRD ADDENDUM to the Supplier Agreement (this "Addendum"), dated as of August __, 2012, is made and entered into by and between Kogeto Lucy, LLC, a New York limited liability company ("Kogeto"), and Teachscape, a Delaware corporation ("Teachscape"). Kogeto and Teachscape are sometimes referred to herein together as the "Parties," and each, a "Party."

WITNESSETH:

WHEREAS, Kogeto and Teachscape have entered into that certain Supplier Agreement dated July 1, 2010 and amended by the Addendum to Supplier Agreement dated as of November 9, 2011 (collectively, "Supplier Agreement");

WHEREAS, Kogeto would like to accept a contract from CLF Colorado Legacy Foundation (the "CLF Contract") to develop a lower-cost (<$1500) prototype panoramic camera ("New Camera") for use in K-12 classrooms; and,

WHEREAS, the parties acknowledge that the development of the New Camera could be mutually beneficial, and each party affirms its commitment to abide by the spirit and intent of the Supplier Agreement,

NOW, THEREFORE, Kogeto and Teachscape amend the Supplier Agreement as set forth herein. The terms hereof supersede any conflicting terms within the Supplier Agreement. In consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. **Exclusivity.** Acceptance by Kogeto of the CLF Contract to develop New Camera and performance thereunder shall not be considered a breach of section of the Supplier Agreement, provided that all of the terms and conditions of this Addendum are met. All other provisions of the Supplier Agreement shall remain in force and effect.

    a. Kogeto represents and warrants that it has disclosed to Teachscape the full terms and conditions of the CLF Contract prior to the execution of this addendum.

    b. Kogeto represents and warrants that it shall not make use of any Teachscape intellectual property in performing its obligations under the CLF Contract.

    c. Any New Camera, PVR, or derivative thereof (including any camera unit or software application) developed under the CLF Contract shall be subject to the exclusivity provisions of the Supplier Agreement that Kogeto shall not directly or indirectly engage in the commercial marketing, building or selling PVR hardware in the Educational Services Sector during the term of the Supplier Agreement except through Teachscape.

2. Kogeto shall provide Teachscape with the technical specifications of New Camera in a timely manner, and shall assist Teachscape as required (in exchange for reasonable consulting fees which shall be mutually agreed) to allow Teachscape to develop interfaces required to utilize the New Camera in conjunction with Teachscape software.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date first above written.

KOGETO LUCY, LLC

By: ______________________
Name: Jeff Glasse
Title: CEO
Address: 51 Wooster Street, FL 2
New York, NY 10013

TEACHSCAPE INC.

By: ______________________
Name:
Title:
Address